Exhibit 3.79

CERTIFICATE of LIMITED PARTNERSHIP

•                  The Undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, do hereby certify as follows:

•                  First:  The name of the limited partnership is eONE Global, LP.

•                  Second:  The address of the Registered Agent is Corporation Service Company
2711 Centerville Road  Suite 400   Wilmington, DE 19808.

•                  Third:  The name and mailing address of each general partner is as follows:

eONE Global, LLC         2711 Centerville Road  Suite 400   Wilmington, DE 19808

In Witness Whereof, the undersigned has executed this Certificate of Limited Partnership of eONE Global, LP as of October 2, 2000.

eONE Global, LLC

BY:	/s/ Stanley J. Andersen
(General Partner)

NAME:	Stanley J. Andersen, Authorized Person
(Type or Print)

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF LIMITED PARTNERSHIP

OF

eONE Global, LP

1.                                       The name of the limited partnership is eONE Global, LP.

2.                                       The Certificate of Limited Partnership is hereby amended as follows:

Article First of the Certificate of Limited Partnership is hereby amended to read in its entirety as follows:

“FIRST:    The name of the limited partnership is FDGS Holdings, LP.”

IN WITNESS WHEREOF, the undersigned general partner has duly executed this Certificate of Amendment this 27th day of December, 2005.

eONE GLOBAL, LP

By: eONE GLOBAL GENERAL PARTNER II, LLC,
Its General Partner

/s/ David J. Treinen
Name:	David J. Treinen
Title:	Managing Director